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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 21, 1996



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)





            MARYLAND                   1-9106                   23-2413352
  (State or Other Jurisdiction      (Commission              (I.R.S. Employer
of Incorporation or Organization)   file number)          Identification Number)



           Two Greentree Centre, Suite 100, Marlton, New Jersey 08053
                    (Address of principal executive offices)


                                 (609) 797-0200
              (Registrant's telephone number, including area code)




                               Page 1 of 62 pages



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Item 5.  Other Events.

                  On June 21, 1996, an entity controlled by Richard M. Osborne, Turkey Vulture Fund XIII, Ltd. (the "RMO Fund"), made an investment in Brandywine Realty Trust (the "Trust") in the aggregate amount of $1,329,806 (the "Aggregate Investment"). $337,513 of the Aggregate Investment was made in exchange for 59, 949 units (each consisting of one common share of beneficial interest, par value $.01 per share ("Common Stock"), and one warrant exercisable for six years for an additional share of Common Stock at an initial exercise price of $6.50), and the balance was made in the form of a loan (the "Loan") that will be subject to prepayment, under certain circumstances, through the issuance by the Trust of additional units. Proceeds of the investment (including proceeds attributable to exercise of warrants included within units) will be used by the Trust for working capital purposes and, if the Trust acquires additional real estate, may be used to make a partial payment of the purchase price.

                  The Trust has been advised that Mr. Osborne has sole authority to vote and dispose of the Common Stock owned by the RMO Fund. Mr. Osborne, through the RMO Fund and the Richard M. Osborne Trust (of which Mr. Osborne is sole trustee) currently owns beneficially 658,698 shares of Common Stock (including 59,949 shares issuable upon exercise of warrants included within the above-referenced units), or approximately 33.3% of the outstanding shares of Common Stock as of the date hereof.

                  The principal sum outstanding from time to time under the Loan will bear interest at an annual rate equal to the prime rate of interest, and interest will be payable quarterly in arrears, provided that the Trust will have the right to have such accrued interest added to the principal balance of the Loan. Principal and accrued interest will be payable in full on the third anniversary of the date of the Loan. Under certain circumstances, the Trust will be required to prepay principal plus accrued interest on the Loan by delivering to the RMO Fund additional units at $5.63 per unit, each units comprised of one share of Common Stock and an additional six-year warrant exercisable for an additional share of Common Stock with an initial exercise price of $6.50.

                  The Trust has agreed to provide the RMO Fund with registration rights covering the shares of Common Stock issued and issuable as part of its investment. The registration rights agreement (the "Registration Rights Agreement") will be entered into by the Trust, the RMO Fund, Safeguard Scientifics, Inc. ("SSI") and The Nichols Company ("TNC") at the time of the closing of the proposed transaction among the Trust, SSI and TNC (the "SSI/TNC Transaction"). If the SSI/TNC Transaction is not consummated, the Trust will provide registration rights to the RMO Fund on substantially similar terms to those that would have been provided in the form of Registration Rights Agreement attached hereto as Exhibit 99.4.

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                  The Registration Rights Agreement will provide that, at the request of certain holders of registerable securities, including the RMO Fund ("Registrable Securities"), the Trust will, at its expense, register up to two underwritten distributions of Registrable Securities and provide for an annual shelf registration of such Registrable Securities for sale at the market through brokers' transactions and thereafter with marketmakers; provided, however, that the Trust will not be obligated to pay the expenses of an underwritten offering during the first twelve months after the closing date of the SSI/TNC Transaction. The holders of Registrable Securities will also be entitled to "piggyback" on the registrations of the Trust's Common Stock. In connection with the registrations, the Trust and the selling shareholders will mutually indemnify each other against certain liabilities, including liabilities under federal securities laws.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         99.1 Loan and Securities Purchase Agreement, dated June 21, 1996, between the RMO Fund and the Trust.

         99.2 Promissory Note, dated June 21, 1996, in the original principal amount of $992,293 issued by the Trust to the RMO Fund.

         99.3 Warrant to purchase 59,949 shares of Common Stock dated June 21, 1996, issued by the Trust to the RMO Fund.

         99.4     Form of Registration Rights Agreement.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  BRANDYWINE REALTY TRUST


Date:  June 21, 1996                              By: /s/ Gerard H. Sweeney
                                                      ---------------------
                                                  Title: President and Chief
                                                             Executive Officer



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                                  Exhibit Index

99.1 Loan and Securities Purchase Agreement, dated June 21, 1996, between the RMO Fund and the Trust.

99.2 Promissory Note, dated June 21, 1996, in the original principal amount of $992,293 issued by the Trust to the RMO Fund.

99.3 Warrant to purchase 59,949 shares of Common Stock dated June 21, 1996, issued by the Trust to the RMO Fund.

99.4     Form of Registration Rights Agreement.




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